UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            August 22, 2002

American Banknote Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-3410 (Commission File Number)	13-0460520 (IRS Employer ID Number)

560 Sylvan Avenue, Englewood Cliffs, New Jersey (Address of principal executive offices)	07632 (Zip Code)

Registrant's Telephone Number, including area code:	201-568-4400

N/A
(Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership.

          As previously reported, on December 8, 1999, American Banknote Corporation (the “Parent,” also referred to herein as the “Company”) filed a petition for reorganization relief under Chapter 11 (the “Chapter 11 Case”) of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Bankruptcy Court confirmed the Parent’s Third Amended Reorganization Plan (the “Third Amended Plan”) on November 3, 2000. The Third Amended Plan was not consummated.

          On May 24, 2002, the Parent filed its Disclosure Statement (the “Disclosure Statement”) with respect to its Fourth Amended Reorganization Plan (the “Fourth Amended Plan” or the “Plan”) with the Bankruptcy Court. On July 17, 2002 and July 18, 2002, respectively, the Bankruptcy Court entered orders: (a) approving the Parent’s Disclosure Statement as containing adequate information and information appropriate under the applicable provisions of the United States Bankruptcy Code and (b) authorizing the Parent to solicit the holders of the Parent’s 11 5/8% Senior Unsecured Notes due August 1, 2002 (the “11 5/8% Senior Unsecured Notes”) and re-solicit the holders of the Parent’s 10 3/8% Senior Secured Notes due June 1, 2002 (the “10 3/8% Senior Secured Notes”) in accordance with the Fourth Amended Plan. Holders of the 10 3/8% Senior Secured Notes and the 11 5/8% Senior Unsecured Notes that voted on the Fourth Amended Plan voted overwhelmingly to accept the Fourth Amended Plan. Since the treatment of the remaining creditor classes under the Fourth Amended Plan is unchanged from the Third Amended Plan, the Bankruptcy Court entered a solicitation procedures order that provided, among other things, that the Parent was not required to re-solicit votes on the Fourth Amended Plan from such classes who had previously voted on the Third Amended Plan. For further information concerning the Chapter 11 Case, the Third Amended Plan and the Fourth Amended Plan, reference should be made to the Company’s Annual Reports on Form 10-K for the years ended December 31, 2000 and December 31, 2001, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, and the Company’s Current Reports on Form 8-K filed on August 16, 2001 and June 3, 2002.

          Pursuant to a scheduling order entered June 5, 2002, August 16, 2002 was fixed as the deadline for filing and serving objections to the confirmation of the Fourth Amended Plan, and the hearing to consider confirmation of the Fourth Amended Plan (the “Confirmation Hearing”) occurred on August 21, 2002. At the Confirmation Hearing, the Bankruptcy Court approved confirmation of the Fourth Amended Plan and entered an order confirming the Fourth Amended Plan on August 22, 2002 (the "Confirmation Order").

           Although the Fourth Amended Plan has been confirmed by the Bankruptcy Court, it has not yet been consummated. The Parent expects to satisfy any remaining unsatisfied conditions to consummation of the Fourth Amended Plan in October 2002, at which time the reorganized Parent will emerge from bankruptcy.

          Set forth below is a summary of the material terms of the Fourth Amended Plan. The information set forth below is qualified in its entirety by reference to the full text of the Confirmation Order, the Plan and the Disclosure Statement.

          The Fourth Amended Plan allows the Parent to reduce the principal amount of its outstanding indebtedness by converting a substantial portion of that indebtedness into new common stock of the Parent (“New Common Stock”) to be issued under the Plan. Shortly after consummation of the Fourth Amended Plan, on the date of distributions under the Fourth Amended Plan (the "Distribution Date"), all of the Parent’s existing preferred and common stock (the “Preferred Stock” and the “Common Stock,” respectively) will be cancelled.

          Capitalized terms used, but not defined, herein shall have the meanings set forth in the Fourth Amended Plan.

           A.      Securities to be Issued in Connection with the Plan

           New Common Stock. The principal terms of the New Common Stock to be issued by the reorganized Parent under the Plan are as follows:

Authorization: Initial Issuance: Shares Reserved For Issuance:	20,000,000 shares, $.01 par value per share 11,827,143 shares

Rights Offering: Management Incentive Options: Consultant Options: New Warrants: Equity Options: Total	1,383,292 shares 1,117,700 shares (estimated maximum) 88,531 shares 622,481 shares 177,061 shares 15,216,208 shares

Par Value: Voting Rights: Preemptive Rights: Dividends:	$.01 per share One vote per share None Payable at the discretion of the Board of Directors of the reorganized Parent

           New Warrants. The principal terms of the new warrants ("New Warrants") to be issued by the reorganized Parent under the Plan are as follows:

Authorization:	622,481 warrants, each representing the right to purchase one share of New Common Stock, equal to 5% of the New Common Stock subject to dilution by the Management Incentive Options, the Rights, the Equity Options, and the Consultant Options

Initial Issuance:	622,481 warrants, each representing the right to purchase one share of New Common Stock

Vesting:	Immediately upon issuance

Term:	Five years from the Consummation Date

Strike Price:	311,241 warrants (the New Series 1 Warrants) will have a strike price of $10.00 311,240 warrants (the New Series 2 Warrants) will have a strike price of $12.50

Anti-dilution Rights:	Strike price and number of shares of New Common Stock issuable upon exercise shall be adjusted for stock splits, dividends, recapitalization, and similar events. Upon the merger or consolidation of the Company, holders of New Warrants shall receive the market value of the New Warrants or warrants in the merged or consolidated company

          All references in this Report to “on a fully diluted basis” or “subject to dilution” shall give effect to the issuance of the number of shares of New Common Stock reserved for issuance stated above.

          Management Incentive Options. Under the Fourth Amended Plan, the Parent has been authorized to issue management incentive options (“Management Incentive Options”) to certain employees and consultants of the reorganized Parent and its subsidiaries, following the Consummation Date, pursuant to the Parent’s Management Incentive Plan (the “Incentive Plan”). Such Management Incentive Options would permit recipients to purchase shares of New Common Stock at an option strike price of $2.50 per share, upon the terms and conditions set forth in the Incentive Plan. The Incentive Plan permits the issuance of Management Incentive Options to purchase up to 1,117,700 shares or approximately 8.1% of the New Common Stock on a fully diluted basis. Unless otherwise determined by the compensation committee upon issuance, the options will be scheduled to expire on the earlier of (i) 10 years after the initial grant, (ii) 90 days after termination of employment for any reason other than death, disability, retirement or cause, (iii) one year after termination of employment by reason of death, disability or retirement or (iv) termination of employment for cause. Initial grants will be determined after the Distribution Date by the compensation committee of the Board of Directors of the reorganized Parent.

          Consultant Options. Consultant options (“Consultant Options”) that will entitle the Company’s former Chairman and Chief Executive Officer, Morris Weissman (“Weissman”) to purchase up to 88,531 shares of New Common Stock or 0.64% of the New Common Stock on a fully diluted basis at an exercise price of $2.50 per share will be issued to Weissman. The Consultant Options shall expire on the tenth anniversary of the effective date of the Fourth Amended Plan. Pursuant to a settlement agreement with Weissman (the “Weissman Settlement Agreement”) in the event that Weissman is terminated for “Cause” (as defined in the Weissman Settlement Agreement) prior to the Consummation Date of the Fourth Amended Plan, Weissman shall not be granted any Consultant Options. Notwithstanding the foregoing, if Weissman is terminated for Cause due to Weissman’s pleading guilty to or being convicted of a felony or crime which is reasonably likely to have a material adverse effect on the Company or its business and Weissman’s conviction is subsequently reversed on appeal, the Parent will (x) immediately grant Weissman or his estate, as applicable, any Consultant Options to which Weissman would have been entitled through the date of entry of the order reversing Weissman’s conviction but for such termination for Cause and (y) will grant Weissman or his estate, as applicable, any other Consultant Options as Weissman’s right to such Consultant Options accrues under the Weissman Settlement Agreement.

          Equity Options. Equity options (“Equity Options”) will be issued that will entitle the holders of Preferred Stock and Common Stock interests to purchase (i) up to 88,531 shares of New Common Stock, or 0.64% of the New Common Stock on a fully diluted basis, at an exercise price of $2.50 per share exercisable at such time as the New Common Stock trades at an average price of $5.00 over twenty (20) consecutive trading days, and (ii) up to 88,531 shares of New Common Stock or 0.64% of the New Common Stock on a fully diluted basis, at an exercise price of $2.50 per share exercisable at such time as the New Common Stock trades at an average price of $7.50 over twenty (20) consecutive trading days. The term of an Equity Option shall commence on the grant date and terminate upon the expiration of ten years from the grant date. At the expiration date all rights under an Equity Option shall cease. To the extent all or any portion of an Equity Option becomes exercisable as described above, such Equity Option will remain exercisable until the expiration date even though the New Common Stock subsequently trades at an average price less than the target levels described above, provided however that no portion of any Equity Options shall be exercisable after the expiration date.

          Rights Offering. In accordance with the terms contained in the Rights Offering Procedures described in the Plan, the Rights Offering permitted each holder of a Preferred Stock and Common Stock interest, other than Weissman, entitled to vote on the Plan to elect to subscribe for rights to purchase New Common Stock (the “Rights”). The Rights, which will not be evidenced by certificates, consist of the right to purchase up to 10% of the issued and outstanding shares of New Common Stock on a fully diluted basis as of the Distribution Date. Each Right will represent the right to purchase one share of New Common Stock for a purchase price of $8.00 per share. Subject to any requirement of the securities laws, the Rights will be transferable in accordance with the provisions set forth in the Rights Offering Procedures; provided, however, that no person may acquire Rights by way of transfer such that as of the Distribution Date, after giving effect to the exercise of all Rights properly subscribed to and acquired by transfer, such person would hold an amount of New Common Stock greater than five percent (5%) of the New Common Stock issued and outstanding as of the Distribution Date. The term of a Right shall commence on the grant date and terminate upon the expiration of ten years from the grant date. Upon the expiration date all rights under a Right shall expire. The deadline to subscribe for the rights expired on October 23, 2000. Holders of Preferred Stock and Common Stock interests continue to have the right to exercise their right to “claw back” all or a portion of the Rights validly and effectively exercised by holders of Preferred Stock and Common Stock interests. The period for which such “claw back” can be made will end on a day that is five days after the Consummation Date of the Plan. Under the Rights Offering, the Parent received deposit subscriptions for 22,698 Rights, but the amount actually issued may decrease in connection with the exercise of such claw back rights.

           B. Distributions Under the Plan/Existing Creditor Claims

          The major classes and the respective distributions that these classes will receive of the above securities and other securities under the Plan are described below.

          11 1/4% Senior Subordinated Note Claims. Holders of the $95 million principal amount of the Parent’s 11 1/4% Senior Subordinated Notes due December 1, 2007 will receive, in full satisfaction, settlement, release, discharge of and in exchange for these notes, approximately 10.6 million shares of New Common Stock, representing approximately 90% of the initial shares of New Common Stock of the reorganized Parent. This percentage is subject to dilution as discussed above.

          10 3/8% Senior Secured Note Claims. Holders of the $56.5 million principal amount of the 10 3/8% Senior Secured Notes will have their claims reinstated with certain modifications. These modifications include, among others: (1) the Parent will at its sole option have the right to make interest payments in kind (“PIK”) in the form of additional 10 3/8% Senior Secured Notes for any interest payments that becomes due on or before January 31, 2005; (2) an extension of the maturity date to January 31, 2005; and (3) various amendments to the indenture to afford the Parent somewhat greater flexibility in operating its business following consummation. In consideration for these modifications, the noteholders will receive a consent fee in the form of a $1.1 million increase in the aggregate pricipal amount of the notes equal to 2% of the outstanding principal amount. This increase will be paid in the form of additional PIK 10 3/8% Senior Secured Notes. For a full description of all of the modifications to the 10 3/8% Senior Note Indenture and the 10 3/8% Senior Secured Notes to be effected pursuant to the Plan, see the Plan.

          The Parent did not make the semi-annual interest payments due under the 10 3/8% Senior Secured Notes on December 1, 1999, June 1, 2000, December 1, 2000, June 1, 2001, December 1, 2001 and June 1, 2002, and did not repay the principal on such notes due on June 1, 2002. As of August 21, 2002, approximately $21.8 million in accrued and default interest was outstanding, which will upon consummation be added as PIK to the outstanding principal amount of the notes.

          As described in the next paragraph, additional 10 3/8% Senior Secured Notes will be issued in satisfaction of the 11 5/8% Senior Unsecured Note Claims. Persons receiving such new 10 3/8% Senior Secured Notes will receive the same rights as the pre-existing holders of 10 3/8% Senior Secured Notes under the terms of the 10 3/8% Senior Notes Indenture, as amended in accordance with the Plan. As a result, holders of the 11 5/8% Senior Unsecured Notes will become secured creditors of the Parent, sharing in the security interests of the 10 3/8% Senior Secured Notes.

          11 5/8% Senior Unsecured Note Claims. The Plan provides for the pro-rata conversion of the principal amount of, and unpaid accrued interest under, the 11 5/8% Senior Unsecured Notes into an aggregate of $12,562,357 principal amount of substitute 10 3/8% Senior Secured Notes, of which $8 million represents the principal amount of the 11 5/8% Senior Unsecured Notes which was scheduled to be due and payable on August 1, 2002, but was not paid. The additional $4,562,357 principal amount of substitute 10 3/8% Senior Secured Notes represents unpaid interest accrued on the 11 5/8% Senior Unsecured Notes through July 31, 2002 of approximately $3.9 million and a conversion fee of approximately $0.7 million. The substitute 10 3/8% Senior Secured Notes to be received in exchange for the 11 5/8% Senior Secured Notes will receive the same rights as the pre-existing 10 3/8% Senior Secured Notes under, and all interest accrued past July 31, 2002 shall be due and payable in accordance with, the terms of the 10 3/8% Senior Notes Indenture, as amended in accordance with the Plan.

          Convertible Subordinated Noteholders. Holders of the Parent’s Convertible Subordinated Notes due August 2, 2002 and November 25, 2002, who in the aggregate are owed $3.7 million by the Parent, will receive 221,573 shares of New Common Stock in full satisfaction, settlement, release and discharge of and in exchange for their claims. This represents approximately 1.9% of the initial shares of New Common Stock subject to dilution.

          Warrant Interests. Warrant interests issued to operating management or any others in prior years, will not be entitled to, and will not receive or retain any equity interest on account of such warrant interests.

          Unsurrendered Preferred Stock Claims. Holders of unsurrendered Preferred Stock, who in the aggregate have a claim of approximately $0.4 million, will receive 43,245 shares of New Common Stock in full satisfaction, settlement, release and discharge of and in exchange for their claim, representing approximately 0.4% of the initial shares of New Common Stock. This percentage is subject to dilution.

          General Unsecured Claims. Under the Plan, all General Unsecured Creditors are unimpaired. As a result, each holder of a General Unsecured Claim will retain the full value for its claim, which will be paid by the Parent in the full allowed amount or in such other amount and upon such terms as the Parent and any such holder may agree. The estimated total face amount of such claims is approximately $7.6 million.

          Existing Equity Claims and Interests. All existing equity holders will share in an equity reserve (the “Equity Reserve”). The Equity Reserve will contain 915,396 shares of New Common Stock, representing approximately 7.7% of the New Common Stock, subject to dilution. In addition, the Equity Reserve will hold 622,481 New Warrants, representing the right to purchase approximately 5% of the New Common Stock, subject to dilution.

          The New Warrants will consist of New Series 1 Warrants (“New Series 1 Warrants”) and New Series 2 Warrants (“New Series 2 Warrants”), with 311,241 New Series 1 Warrants representing the right to purchase 311,241 aggregate shares of New Common Stock at an exercise price of $10 per share, and 311,240 New Series 2 Warrants representing the right to purchase 311,240 aggregate shares of New Common Stock at an exercise price of $12.50 per share.

          The Equity Reserve will be distributed to the holders of Preferred Stock and Common Stock, and the holders of Securities Claims on the Distribution Date pursuant to the allocations discussed below.

          Preferred Stock and Common Stock Interests - Primary share distribution. Holders of 2,404,845 shares of Preferred Stock and 23,486,135 shares of Common Stock (exclusive of 1,603,095 Common Stock shares owned by Weissman) will receive their pro-rata share of 60% of the 915,396 shares of New Common Stock in the Equity Reserve. This will result in 549,238 shares of New Common Stock allocated to these holders on a pro-rata basis with 51,015 shares of New Common Stock issued to the holders of Preferred Stock and 498,223 shares of New Common Stock issued to the holders of Common Stock.

          Warrant Distribution. The holders of Preferred Stock and Common Stock will also receive on a pro-rata basis 60% of the 311,241 New Series 1 Warrants and 60% of the 311,240 New Series 2 Warrants in the Equity Reserve. This will result in 186,745 New Series 1 Warrants and 186,744 New Series 2 Warrants allocated to these holders on a pro-rata basis as follows: 17,346 New Series 1 and 17,345 New Series 2 Warrants will be issued to the holders of Preferred Stock and 169,399 New Series 1 and 169,399 New Series 2 Warrants will be issued to the holders of Common Stock.

          Equity Options Distribution. In addition to the participation of the holders of Preferred Stock and Common Stock in the Equity Reserve, these holders will also receive on a pro-rata basis 177,061 Equity Options exercisable at $2.50 per share dependent upon average trading prices for the New Common Stock. Fifty percent of the Equity Options are exercisable at such time as the New Common Stock trades at an average of $5.00 over twenty consecutive days, and the remaining fifty percent is exercisable at such time as the New Common Stock trades at an average price of $7.50 over twenty trading days. These options, if exercised, will allow the holders to purchase up to 1.28% of the outstanding shares of New Common Stock on a fully-diluted basis. The holders of Preferred Stock will be entitled to receive 16,446 Equity Options and the holder of Common Stock will receive 160,615 Equity Options.

          ABN and ABH Securities Claims. ABN and ABH Securities Claimants will share in the remaining 40% of the New Common Stock and New Warrants in the Equity Reserve. This will result in a transfer on the Distribution Date of 366,158 shares of New Common Stock, 124,496 New Series 1 Warrants and 124,496 New Series 2 Warrants to the District Court Claims Administrator. As soon as possible thereafter, the District Court Claims Administrator will effectuate these distributions to each holder in full satisfaction, settlement, release and discharge of and in exchange for the ABN Securities Claim and the ABH Securities Claim pursuant to an allocation formula as set forth in the Plan and to be administered by the District Court Claims Administrator.

          As of August 22, 2002, there were 25,089,230 shares of the Parent’s common stock issued and outstanding.

           The Parent's unaudited condensed consolidated balance sheet as of June 30, 2002 is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 and is incorporated herein by reference. An unaudited unconsolidated balance sheet for the Parent, dated as of June 30, 2002, is attached as an exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

           (c) Exhibits.

2.1 2.2* 99.1	Order of the Bankruptcy Court, dated August 21, 2002, Confirming the Parent's Fourth Amended Plan.

Fourth Amended Reorganization Plan of American Banknote Corporation.

Unaudited Unconsolidated Balance Sheet for the Parent, dated as of June 30, 2002.

* To be filed by amendment to this Form 8-K on or before September 5, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN BANKNOTE CORPORATION By: /s/ Steven G. Singer Steven G. Singer Chief Executive Officer, Chairman and Director

Dated: August 28, 2002